UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2018

CAMBREX CORPORATION

(Exact name of Registrant as specified in its charter)

DELAWARE	1-10638	22-2476135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY		07073
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 804-3000

Check the appropriate box if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CAMBREX CORPORATION

Form 8-K

Current Report

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of CFO

On August 8, 2018, Tom Vadaketh announced his intention to resign as Executive Vice President and Chief Financial Officer (“CFO”) of Cambrex Corporation (the “Company”).    Mr. Vadaketh’s resignation will be effective as of September 4, 2018. Mr. Vadaketh has accepted a CFO position closer to his home in the Philadelphia area. He confirmed that his resignation did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its controls or financial related matters.

Appointment of CFO

On August 9, 2018, the Board of Directors of the Company appointed Gregory P. Sargen, the Company’s Executive Vice President, Corporate Development and Strategy, as Chief Financial Officer, effective as of the date of Mr. Vadaketh’s resignation and until the Company identifies a permanent successor. Mr. Sargen, 53, has served as Executive Vice President, Corporate Development and Strategy since January 2017, and previously served as the Company’s CFO from February 2007 until his appointment as Executive Vice President, Corporate Development and Strategy. Mr. Sargen will continue in that role while serving as CFO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION

Date: August 10, 2018	By:	/s/ Samantha Hanley
	Name:	Samantha Hanley
	Title:	Vice President and General Counsel